Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Neos Therapeutics, Inc. of our report dated March 18, 2019, relating to the consolidated financial statements and financial statement schedule of Neos Therapeutics, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Neos Therapeutics, Inc. for the year ended December 31, 2018.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Dallas, Texas

March 18, 2019